                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           ReliaStar Financial Corp.
                   ----------------------------------------
            (Exact name of registrant as specified in its charter)


               Delaware                                  41-1620373
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


  20 Washington Avenue South, Minneapolis, Minnesota                  55401
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     (Address of principal executive offices)                      (Zip Code)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [X]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                each class is to be so registered
   ------------------------------           ---------------------------------
   7 1/8% Notes Due March 1, 2003                 New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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Item 1.  Description of Securities to be Registered.
         ------------------------------------------

     On July 1, 1997, under an Agreement and Plan of Merger dated as of February 23, 1997 (the "Merger Agreement"), between ReliaStar Financial Corp., a Delaware corporation ("ReliaStar"), and Security-Connecticut Corporation, a Delaware corporation ("SCC"), SCC was merged into ReliaStar (the "Merger"). In the Merger, SCC's separate corporate existence terminated with ReliaStar as the surviving corporation. As provided in the Merger Agreement, ReliaStar assumed the obligations of SCC under SCC's 7 1/8% Notes due March 1, 2003 (the
"Notes"). The obligations of ReliaStar with respect to the Notes are set forth in a Supplemental Indenture, dated as of July 1, 1997, among ReliaStar, SCC and State Street Bank and Trust Company, as trustee (the "Trustee").

     The description of the terms of the Notes is contained in SCC's Registration Statement on Form S-3, as amended (Reg. No. 33-92368), dated June 8, 1995. This description is incorporated by reference herein.

Item 2.  Exhibits.
         --------

     1. Indenture between SCC and the Trustee, dated as of October 10, 1995 (incorporated by reference to Exhibit 4.01 to SCC's Current Report on Form 8-K (File No. 1-12746), dated October 10, 1995).

     2. Supplemental Indenture among ReliaStar, SCC, and the Trustee, dated as of July 1, 1997.
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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              RELIASTAR FINANCIAL CORP.


Date: June 25, 1997           By: /s/ Richard R. Crowl
                                  ----------------------------------------
                                  Richard R. Crowl, Senior Vice President,
                                  General Counsel, and Secretary